EXHIBIT 10.1

EXCHANGE AGREEMENT

by and among

Banjo & Matilda, Inc.

(a Nevada corporation),

Spectrum King, LLC

(a Delaware limited liability company)

and

the Members of

Spectrum King, LLC

Dated as of March 19, 2018

1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of March 19, 2018, by and among Banjo & Matilda, Inc., a Nevada corporation (“Banjo”), Spectrum King, LLC, a Delaware limited liability company (the “Company”), and the members of the Company executing this Agreement (the “Members”), upon the following premises:

Preliminary Statement

A. Banjo is a publicly traded corporation quoted on OTCQB (the “OTCQB).

B. Banjo desires to acquire 100% of the issued and outstanding membership units (the “Units”) of the Company from the Members in exchange for the issuance of Banjo shares of its Series B Preferred Stock (the “Exchange Shares”) constituting 93.67% of the total voting power of Banjo to be outstanding after giving effect to (a) consummation of the exchange contemplated hereby, (b) the issuance of the Conversion Shares, as defined below, and (c) the conversion of the Existing Preferred Shares, as defined below, but before the future issuance of shares of capital stock for investor relations purposes. The Members are willing to exchange their Units in exchange for the Exchange Shares on the terms and subject to the conditions set forth herein (the “Exchange”). On the Closing Date (as defined in Section 4.02), the Company will become a wholly-owned subsidiary of Banjo.

C. The Board of Directors of Banjo and the Managers of the Company have determined, subject to the terms and conditions set forth in this Agreement, that the transactions contemplated hereby are desirable and in the best interests of their respective equity holders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed Exchange.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to Banjo to consummate the Exchange, the Company represents and warrants that, except as set forth in the schedules of exceptions to the representations of the Company annexed hereto (the “Company Schedules”), the following statements are and will be true and correct as of the Closing Date (as hereinafter defined):

1.01 Organization. The Company is duly organized as a limited liability company, validly existing, and in good standing under the laws of Delaware and has the power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted. The Company has delivered to Banjo complete and correct copies of the Amended and Restated Operating Agreement of the Company (the “Operating Agreement”) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Operating Agreement. The Company has taken all actions required by law, the Operating Agreement, or otherwise to authorize the execution and delivery of this Agreement. The Company has full power, authority, and legal capacity and prior to the Closing Date will have taken all action required by law, the Operating Agreement, and otherwise to consummate the transactions herein contemplated.

2

1.02 Power and Authority. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

1.03 Authorization of Agreement; Due Execution and Delivery; Binding Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by the Managers of the Company, and the Managers have recommended that the Members accept the Exchange. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

1.04 No Conflict. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement (i) will not violate any provision of the Operating Agreement; (ii) will not, with or without the giving or notice and the lapse of time, or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Company is a party or to which any of its assets, properties or operations are subject; (iii) violate any provision of law, statute, rule, regulation or executive order to which the Company is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to the Company.

1.05 Issued and Outstanding Units. The issued and outstanding Units of the Company are as set forth on Schedule 1.05, and are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Units of the Company, it being understood however that the Company has reserved an aggregate of 71,500,000 shares of Banjo Common Stock (pre-reverse split) (the “Compensation Shares”) in connection with equity compensation to employees and consultants who are not presently Members. The Compensation Shares will be transferred by certain of the Members of the Company and will not change Schedule 1.05.

3

1.07 Financial Statements.

The Company has delivered to Banjo audited financial statements of the Company for the year ended December 31, 2016, together with the opinion with respect thereto of a recognized independent certified public accountant, together with unaudited interim financial statements as of September 30, 2017 (the “Balance Sheet Date”) as are necessary for Banjo to fulfill its reporting obligations as required by Form 8-K (the “Financial Statements”). All such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fairly present in all material respects the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company as of the dates and for the periods presented therein.

1.08 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

1.09 Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all statutes and regulations applicable to its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.

1.10 Contracts.

(a) The Company does not have any “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which the Company is a party or by which it or any of its assets, products, technology, or properties are bound. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than one year after the date of this Agreement, (ii) involves aggregate obligations of at least $100,000 and which cannot be terminated by the Company on notice of no more than thirty (30) days at a cost of no more than $25,000;

(b) All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Except as reflected in the most recent Company balance sheet included in the Financial Statements, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the Company, which, in each case cannot be terminated by the Company on notice of no more than thirty (30) days at a cost of no more than $50,000.

4

1.11 Taxes. The Company has: (i) timely filed or will file with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or is properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of the Company except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. The Company has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company with respect to any tax returns. The Company has not filed a request with any taxing authority for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due that is currently in effect.

1.12 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers.

1.13 No Brokers. The Company has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

1.14 Disclosure. To the best of its knowledge, all disclosure provided to Banjo regarding the Company, its business and the transactions contemplated hereby, including the Company Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Banjo has not made, nor is Banjo making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein. In the event that the Company Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Each Member hereby represents and warrants, severally and solely, to Banjo as follows.

2.01 Good Title. The Member is the record and beneficial owner, and has good title to the Units owned by such Member, with the right and authority to sell and deliver such Units, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. At the Closing, Banjo will receive good title to such Units, free and clear of all liens.

5

2.02 Power and Authority. The Member has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform such Member’s obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of such Member, enforceable against the Member in accordance with the terms hereof.

2.03 No Conflicts. The execution and delivery of this Agreement by the Member and the performance by the Member of his, her or its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Member and (c) will not violate or breach any contractual obligation to which the Member is a party.

2.04 Acquisition of Exchange Shares for Investment.

(a) Each Member is acquiring the Exchange Shares for investment for such Member’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Member has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Member further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Such Member represents and warrants that such Member (i) can bear the economic risk of such Member’s respective investments, and (ii) possesses such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of the investment in Banjo and its securities.

(c) Each Member understands that the Exchange Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”) and that the issuance thereof to such Member is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S. Each Member represents and warrants that such Member is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Member otherwise meets the suitability requirements of Regulation D and Section 4(a)(2). Each certificate representing the Exchange Shares issued to such Member shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

6

“TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(d) Such Member acknowledges that neither the Securities and Exchange Commission (“SEC”), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) Such Member acknowledges that such Member has carefully reviewed such information as such Member deems necessary to evaluate an investment in Banjo and its securities.

(f) Such Member understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely. Each Member further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Banjo’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

2.05 No Brokers. Such Member has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, nor has such Member incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BANJO

As an inducement to, and to obtain the reliance of the Company and the Members, except as set forth in the schedules of exceptions to the representations of Banjo annexed hereto (the “Banjo Schedules”), Banjo represents and warrants, as of the date hereof and as of the Closing Date, as follows:

3.01 Organization. Banjo is a corporation duly incorporated, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Banjo has made available to the Company or there has been available on EDGAR complete and correct copies of the certificate of incorporation and bylaws of Banjo as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Banjo’s articles of incorporation or by-laws. Banjo has taken all action required by law, its articles of incorporation and by laws, or otherwise to authorize the execution and delivery of this Agreement, and Banjo has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation and by-laws, or otherwise to consummate the transactions herein contemplated.

7

3.02 Capitalization.

(a) Banjo’s authorized capitalization consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which 67,175,816 shares are issued, and outstanding, and 100,000,000 shares of preferred stock of which 1,000,000 shares of Series A Preferred Stock are issued and outstanding (the “Existing Preferred Shares”), all of which shall be converted on or prior to Closing, and 500 shares of Series B Preferred Stock have been reserved for issuance as the Exchange Shares. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Except as contemplated herein, as of the date hereof and the Closing Date, no shares of Banjo’s common stock are or will be reserved for issuance upon the exercise of outstanding options to purchase the common stock; and no shares of common stock are or will be reserved for issuance upon the exercise of outstanding warrants to purchase shares of Banjo common stock. 163,938,545 shares of Banjo’s common stock (the “Conversion Shares”) are reserved for issuance for conversion of debt. All outstanding shares of Banjo common stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b) There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Banjo is a party or by which it is bound obligating Banjo to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Banjo or obligating Banjo to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue shares of Banjo common stock, except as set forth in this Agreement.

There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Banjo is a party or by which it is bound with respect to any equity security of any class of Banjo, and there are no agreements to which Banjo is a party, or which Banjo has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

3.03 Subsidiaries and Predecessor Corporations. Except as disclosed in the SEC Reports, Banjo does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

8

3.04 SEC Filings; Financial Statements.

(a) Banjo has made available to the Company and the Members, or there has been available on EDGAR, correct and complete copies of each report, registration statement and definitive proxy statement filed by Banjo with the SEC since January 25, 2010 (the “SEC Reports”). As of their respective dates, the Banjo SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Banjo SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Included in the SEC Reports are the audited consolidated balance sheets of Banjo as of June 30, 2016 and 2015, and the related audited consolidated statements of operations, stockholders’ equity and cash flows for June 30, 2016 and 2015, together with the notes to such statements and the opinion of its independent certified public accountants, with respect thereto; and (ii) the unaudited consolidated balance sheets of Banjo as of March 31, 2017 (the “Banjo Balance Sheet”) and 2016, and the related unaudited consolidated statements of operations and cash flows for the three (3) months and nine (9) months ended March 31, 2017 and 2016, together with the notes to such statements.

(c) Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of Banjo at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of Banjo, taken as a whole (“Material Adverse Effect”).

(d) As of the date of the Banjo Balance Sheet, except as and to the extent reflected or reserved against therein, Banjo had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Banjo, in accordance with generally accepted accounting principles.

(e) Banjo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable; and

(f) The books and records, financial and otherwise, of Banjo are in all material respects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

9

3.05 Taxes. Banjo has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for all Taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of Banjo except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Banjo has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by Banjo with respect to any tax returns. Banjo has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. Banjo has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

3.06 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by Banjo to arise, between the accountants, and lawyers formerly or presently employed by Banjo and Banjo is current with respect to any fees owed to its accountants and lawyers.

3.07 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Banjo.

3.08 Absence of Certain Changes or Events. Since March 31, 2017:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Banjo or (ii) any damage, destruction or loss to Banjo (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Banjo;

(b) Banjo has not (i) amended its articles of incorporation or by-laws, except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Banjo; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

10

(c) Banjo has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the Banjo Balance Sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Banjo; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) Banjo has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Banjo.

3.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Banjo, threatened against Banjo, or affecting Banjo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Banjo is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10 Contracts:

(a) Banjo is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) Banjo is not a party to or bound by, and the properties of Banjo are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) Banjo is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Banjo.

3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Banjo is a party or to which any of its assets, properties or operations are subject.

3.12 Compliance With Laws and Regulations. Banjo has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

11

3.13 Approval of Agreement. The Board of Directors of Banjo has authorized the execution and delivery of this Agreement by Banjo and has approved this Agreement and the transactions contemplated hereby.

3.14 Material Transactions or Affiliations. There exists no contract, agreement or arrangement between Banjo and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Banjo to own beneficially 5% or more of the issued and outstanding common shares of Banjo and which is to be performed in whole or in part after the date hereof. Neither any officer, director, nor 5% shareholders of Banjo has, or has had since inception of Banjo, any known interest, direct or indirect, in any such transaction with Banjo which was material to the business of Banjo. Banjo has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with any such affiliated person.

3.15 Bank Accounts; Power of Attorney. The Company does not have any accounts with banks, money market mutual funds or securities, or other financial institutions maintained by Banjo within the past twelve (12) months.

3.16 Valid Obligation. This Agreement and all agreements and other documents executed by Banjo in connection herewith constitute the valid and binding obligation of Banjo, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.17 Exchange Act Compliance. Banjo is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the Banjo common stock has been registered under Section 12(g) of the Exchange Act, and Banjo is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Banjo.

3.18 No Brokers. Banjo has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Banjo has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

3.19 Shell Status. Banjo is not a shell company as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.

3.20 Disclosure. All disclosure provided to the Members regarding Banjo, its business and the transactions contemplated hereby, including the Banjo Disclosure Schedules to this Agreement, furnished by or on behalf of Banjo with respect to the representations and warranties made herein are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Banjo acknowledges and agrees that the Members have not made, nor are the Members making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein. In the event that the Banjo Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

12

ARTICLE IV

PLAN OF EXCHANGE

4.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the Members shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of Units set forth on Schedule 1.05 attached hereto, constituting all of the Units held by such Member and, in the aggregate, 100% of the issued and outstanding Units. In exchange for the transfer of such securities by the Members, Banjo shall issue to the Members, their affiliates or assigns, shares of Series B Preferred Stock so that the Members will hold 93.67% of the total voting power of Banjo to be outstanding upon and giving effect to (a) the consummation of the Exchange contemplated hereby, (b) the issuance of the Conversion Shares and (c) the conversion of the Existing Preferred Shares, but before giving effect to a reserve for shares for investor relations purposes expected to constitute approximately 3.73% of outstanding shares post Exchange. At the Closing Date, each of the Members shall be entitled to receive a certificate or certificates evidencing such Member’s proportionate interest in the Exchange Shares as set forth in Schedule 1.05 hereto.

4.02 Closing. The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur on or before such date which is thirty (30) days from the execution of this Agreement, or such other date as the parties shall agree. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Exchange being met.

4.03 Closing Events. At the Closing, Banjo, the Company and the Members shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

4.04 Termination. This Agreement may be terminated by the Board of Directors of the Company or Banjo only in the event that the Company or Banjo, as the case may be, does not meet the conditions precedent set forth in Articles VI and VII. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V

COVENANTS OF THE PARTIES

The parties hereby agree that:

5.01 Public Status. Banjo shall make any and all required filings under the Exchange Act so that it remains a fully reporting company under the Exchange Act. Banjo shall, to the best of its ability, take all action necessary to insure that its common stock continues to be quoted on the OTC Pink Market or a substantially equivalent electronic trading system.

13

5.02 Public Announcements. Except as required by applicable law, Banjo, the Company and the Members shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

5.03 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relate to the consummation of the transactions contemplated by this Agreement.

5.04 Access to Information. Following the date hereof, until consummation of all transactions contemplated hereby, Banjo shall give to the Company, its counsel, financial adviser, auditor and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of Banjo as the Company and their representatives may reasonably request. Likewise, following the date hereof, until consummation of all transactions contemplated hereby, the Company shall give to Banjo, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of the Company as Banjo and its representatives may reasonably request.

5.05 Banjo’ Business and the Company’s Business. Except for transactions contemplated by this Agreement, neither Banjo nor the Company will, without the prior written consent of the other, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently in existence or undertaken to complete projects ongoing or to meet short term working capital needs, (iii) issue any capital stock or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on its business.

5.06 Consents of Third Parties. Each of the parties will give any notices to third parties and will use its reasonable best efforts to obtain any third party consents that the other parties reasonably may request in connection with this Agreement. Each of the parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

14

5.07 Increase in Authorized Shares. As soon as reasonably practicable after the Closing, the Members shall cause the Company to take the necessary action to effect a reverse split as determined by the then Board of Directors, but expected to be 1:25.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF BANJO

The obligations of Banjo under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by the Company and the Members shall be true and correct in all material respects as of the Closing Date as if made on such date. The Company and each Member shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Banjo shall be furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, confirming (i) the statements made in the two (2) preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the Company since the date of this Agreement.

6.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

6.03 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

6.04 Other Items. Banjo shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Banjo may reasonably request.

6.05 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Company which would prevent the consummation of the transaction contemplated hereby.

6.06 Lock-Up Agreements. Banjo shall have received Lock-Up Agreements substantially in the form of Exhibit 6.06 from the Members of the Company.

15

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

AND THE MEMBERS

The obligations of the Company and the Members under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by Banjo shall be true and correct in all material respects as of the Closing Date as if made on such date. Banjo shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Banjo and dated the Closing Date, confirming (i) the statements made in the two (2) preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of Banjo since the date of this Agreement.

7.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

7.03 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Banjo after the Closing Date shall have been obtained.

7.04 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against Banjo which would prevent the consummation of the transactions contemplated hereby.

7.05 Board of Directors Resolutions. Banjo shall have delivered to the Company a certificate signed by an officer of Banjo certifying to the adoption by its Board of Directors of resolutions approving this Agreement and the issuance of the Exchange Shares and the Conversion Shares.

7.06 Officers and Directors. The officers and directors of Banjo shall have resigned from such positions effective immediately prior to Closing and the Company’s designees for such positions shall have been duly appointed.

7.07 Other Items. The Company shall have received further documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

7.08 No Liabilities. Banjo shall have no liabilities.

7.09 Conversion of Securities. The Convertible Notes and the Existing Preferred Shares shall have been converted to shares of Banjo common stock to the effect that the Members will receive 93.67% of the voting power after giving effect to such conversions.

7.10 Securities Filings. Banjo shall have filed a Schedule 14F-1 and made such additional filings, including an Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2017 and December 31, 2017, to bring Banjo current in its filings.

16

ARTICLE VIII

TERMINATION AND INDEMNIFICATION

8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of Banjo and the Company;

(b) by either the Company or Banjo if the Closing shall not have occurred on or before such date which is thirty (30) days from the date of the execution of this Agreement (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement which, in the case of the Company would include the failure of any Member);

(c) by Banjo if: (i) the Company or a Member shall have failed to timely comply in any material respect with any of the other covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Company or the Members contained in this Agreement shall have been materially false when made or on and as of the Closing Date; or

(d) by the Company if: (i) Banjo shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of Banjo contained in this Agreement shall have been materially false when made or on and as of the Closing Date.

8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement. Upon termination of this Agreement for any reason, each of the parties shall promptly cause to be returned to the other all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with the investigation of the other party’s business, operations and legal affairs, including any copies made of any such documents or information.

8.03 Indemnification

(a) The Company shall indemnify and hold Banjo harmless, and shall reimburse Banjo for, any loss, liability, claim, damage, expense, including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys’ fees (collectively, “Damages”), arising from or in connection with: (i) any inaccuracy in any of the representations and warranties of the Company and Members contained herein or in any certificate delivered by the Company or a Member pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by the Company to perform or comply with any provision of this Agreement.

(b) Banjo shall indemnify and hold the Members harmless, and shall reimburse the Members for any Damages arising from: (i) any inaccuracy in any of the representations and warranties of Banjo in this Agreement or in any certificate delivered by Banjo pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by Banjo to perform or comply with any provision of this Agreement.

17

8.04 Procedure for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action: (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s consent (which shall not be unreasonable withheld) unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause; (ii) no adverse effect on any other claims that may be made against the indemnified party; and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld); and (c) the indemnified party will reasonably cooperate with the indemnifying party in the defense of such action. If notice is given to an indemnifying party of the commencement of any action and it does not, within fifteen days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

ARTICLE IX

MISCELLANEOUS

9.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereunder. Venue for all matters shall be in Los Angeles, CA. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the District Court of the United States located in Los Angeles County. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

18

9.02 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail, addressed as follows:

If to the Company or any Member:

Spectrum King, LLC

7751 Alabama Avenue

Canoga Park, CA 91304

Attn: Rami Vardi, Chief Executive Officer

If to Banjo:

Banjo & Matilda, Inc.

1221 2nd Street, Suite 300

Santa Monica, CA 90401

Attn: David Whitcroft

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered or sent by electronic mail, (ii) on the day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

9.03 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

9.04 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

19

9.05 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document relating to this Agreement and the transactions contemplated hereby except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

9.06 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

9.07 Third Party Beneficiaries. This contract is strictly between Banjo and the Company, and, except as specifically provided, no director, officer, stockholder (other than the Members), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

9.08 Expenses. Whether or not the Exchange is consummated, each of Banjo and the Company will bear their own respective expenses, including legal, accounting and professional fees incurred in connection with the Exchange or any of the other transactions contemplated hereby.

9.09 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter including that certain Memorandum of Understanding dated September 20, 2017.

9.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all parties hereto.

9.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one (1) year except that the representation and warranty of the Members in Section 2.01 as to the ownership of the Company Shares shall survive for the period equal to the applicable statute of limitations relating to said matter.

9.12 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

9.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

[Signature Page to Follow]

20

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

Spectrum King, LLC

By:
Name: Rami Vardi
Title: Chief Executive Officer

Banjo & Matilda, Inc.

By:
Name:
Title:

Members:

	Name:	Rami Vardi

	Name:	David Zemach

	Name:	Stephen Brent

	Name:	Steven Antebi

	Name:	2016 Antebi Children’s Trust

By:
Hardy Thomas, Trustee

	Name:	2017 Antebi Children’s Trust

By:
Hardy Thomas, Trustee

	Name:	Golden Tiger Group LLC

By:
G. Tyler Runnels, Manager

	Name:	HTT Exemption Share Trust

By:
Hardy Thomas, Trustee

21

Name:	G. Tyler Runnels and Jasmine N. Runnels TTEES The Runnels Family Trust DTD 1-11-2000

By:
G. Tyler Runnels, Trustee

Name:	Pacific Capital Management LLC

By:
Jonathan Glaser, Manager

Name:	Bryan Ezralow TTEE of The Bryan Ezralow 1994 Trust DTD 12-22-94

By:
Bryan Ezralow, Trustee

22

Schedule 1.05

Member Name and Address	Economic Units	Membership Interest and Voting Rights	Number of Exchange Shares(1)
Rami Vardi 6171 Elba Place Woodland Hills, CA 91367	35.0	35.0%

David Zemach 19528 Ventura Blvd. #117 Tarzana, CA 91356	35.0	35.0%

Sequoia CBD Management LLC 9018 Balboa Blvd., #289 Northridge, CA 91325	7.0	7.0%

2016 Antebi Children’s Trust	6.60	6.60%

2017 Antebi Children’s Trust	6.60	6.60%

Golden Tiger Group LLC 2049 Century Park East, Suite 320 Los Angeles, CA 90067	1.00	1.0%

Hardy Thomas, Trustee HTT Exemption Share Trust 591 Entrada Drive Santa Monica, CA 90402	1.3	1.3%

G. Tyler Runnels and Jasmine N. Runnels TTEES The Runnels Family Trust DTD 1‑11-2000 2049 Century Park East, Suite 320 Los Angeles, CA 90067	2.5	2.5%

Pacific Capital Management LLC 11601 Wilshire Blvd., Suite 1925 Los Angeles, CA 90025	2.5	2.5%

Bryan Ezralow TTEE of The Bryan Ezralow 1994 Trust DTD 12-22-94 23622 Calabasas Rd., Suite 200 Calabasas, CA 91302	2.5	2.5%

___________

(1) See Attachment A.

23

Attachment A to

Schedule 1.05

Banjo & Matilda

	67,175,816	Current Shares Outstanding
	163,938,545	Conversion Shares
	3,422,000,000	Spectrum King
	3,653,114,361	Total Amount of Shares

Voting Power	93.67%	3,422,000,000

Rami Vardi	35.00%	1,197,700,000
David Zemach	35.00%	1,197,700,000
Sequoia CBD Management, LLC	7.00%	239,540,000
2016 Antebi Children’s Trust	6.60%	225,852,000
2017 Antebi Children’s Trust	6.60%	225,852,000
Hardy Thomas, Trustee HTT Exemption Share Trust	1.30%	44,486,000
Golden Tiger Group, LLC	1.00%	34,220,000
G. Tyler Runnels and Jasmine Runnels TTEES The Runnels Family Trust DTE 1-11-2000	2.50%	85,550,000
Pacific Capital Management, LLC	2.50%	85,550,000
Bryan Ezralow TTEE of The Bryan Ezralow 1994 Trust DTD 12-22-94	2.50%	85,550,000

	100.00%	3,422,000,000

24

EXHIBIT 6.06

LOCK-UP AGREEMENT

Ladies and Gentlemen:

The undersigned is the owner of membership units (the “Units”) of Spectrum King, LLC, a Delaware limited liability company (“Spectrum”), pursuant to which, among other things, the Units held by undersigned are to be converted into the right to receive shares of the common stock of Banjo & Matilda, Inc. (“Banjo”), effective upon the date (the “Closing Date”) of the exchange in accordance with the terms and conditions of the Exchange Agreement dated as of March 19, 2018, among Spectrum, Banjo and the members of Spectrum.

In order to induce Banjo to complete the transactions that are described in the Exchange Agreement, the undersigned hereby agrees that, during the period beginning on the Closing Date and ending nine (9) months from the Closing Date (the “Lock-Up Period”), the undersigned will not sell, assign, pledge or otherwise transfer any shares of Banjo common stock that the undersigned beneficially owns, consisting of (i) all shares of Banjo common stock issued pursuant to the Exchange Agreement and issuable upon exercise of options and warrants assumed by Banjo pursuant to the Exchange (the “Exchange Shares”), (ii) all shares of Banjo common stock that the undersigned may receive as a stock dividend or other distribution on the Exchange Shares of Banjo common stock, and (iii) all other securities of Banjo that the undersigned may receive in a recapitalization or similar transaction in respect of the Exchange Shares (collectively, the “Lock-up Shares”), and the undersigned agrees not to take any of the preceding actions, without Banjo’s prior written consent. In addition, the undersigned agrees that, during the Lock-Up Period, the undersigned will not engage in (i) any short sale of the Lock-up Shares, (ii) any hedging transaction regarding the Lock-up Shares, or (ii) any grant of a put or call option regarding the Lock-up Shares.

Notwithstanding the foregoing, the undersigned may transfer (i) all or any portion of the Lock-Up Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, and (ii) all or any portion of the Lock-up Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further than any such transfer shall not involve a disposition for value.

1

The undersigned consents to the entry of stop transfer instructions with Banjo’s transfer agent and registrar against the transfer of shares of Banjo Common Stock except in compliance with the preceding provisions of this letter agreement. The undersigned also consents to the placement of the following legend on any and all stock certificates that evidence the shares of Banjo common stock that are the subject of this letter agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, DATED AS OF MARCH 19, 2018. A COPY OF THE LOCK-UP AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

Very truly yours,

Name of Shareholder

Authorized Signature

Title (if the shareholder is not an individual)

ACCEPTED:

BANJO & MATILDA, INC.

By:
Name:
Title: CEO

2